SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           ROCHEM ENVIRONMENTAL, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

(5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                           ROCHEM ENVIRONMENTAL, INC.
                             610 NORTH MILBY STREET
                              HOUSTON, TEXAS 77003
                  (713) 224-7626 (PHONE); (713) 224-7627 (FAX)



                                February 20, 1998




Dear Shareholder:

      You are cordially invited to attend the 1998 Annual Meeting of Stockholders of ROCHEM ENVIRONMENTAL, Inc. to be held on Friday, March 27, 1998 at 10:00 a.m., Central Standard Time at the Company's corporate office located at 610 North Milby Street, Houston, Texas. We look forward to this opportunity to update you on developments at ROCHEM ENVIRONMENTAL.

      We hope you will attend the meeting in person. Whether you expect to be present and regardless of the number of shares you own, please mark, sign and mail the enclosed proxy in the envelope provided. Matters on which action will be taken at the meeting are explained in detail in the notice and proxy statement following this letter.

                                   Sincerely,



                                    Erick J. Neuman
                                    President

                           ROCHEM ENVIRONMENTAL, INC.
                             610 North Milby Street
                              Houston, Texas 77003

                           --------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held March 27, 1998


      Notice is hereby given that the Annual Meeting of Stockholders of Rochem Environmental, Inc. (the "Company") will be held at the Company's corporate office located at 610 N. Milby Street, Houston, TX 77003 at 10:00 a.m., Central Standard time, on Friday, March 27, 1998, for the following purposes:

      1. To elect four Directors;

      2. To ratify the selection of Weinstein Spira & Company, P.C. as independent auditors of the Company for the fiscal year ended September 30, 1998;

      3. To transact such other business as may properly come before the meeting.

      Common stockholders of record at the close of business on February 12, 1998 will be entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,



Erick J. Neuman
President

                           ROCHEM ENVIRONMENTAL, INC.
                             610 NORTH MILBY STREET
                                HOUSTON, TX 77003


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS


      This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Rochem Environmental, Inc., a Utah corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the corporate office of the Company located at 610 N. Milby St., Houston, TX 77003 at 10:00 a.m., on Friday, March 27, 1998, and at any adjournments thereof for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about February 21, 1998.

      The close of business on February 12, 1998, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the record date, there were 19,084,751 shares of Company common stock, par value $.001 per share ("Common Stock"), issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Each share of Common Stock is entitled to one vote on all questions requiring a stockholder vote at the Annual Meeting. A plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors nominated in Item 1 as set forth in the accompanying Notice. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Item 2 as set forth in the accompanying Notice. Stockholders may not cumulate their votes in the election of directors.

      All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted (i) TO ELECT FOUR DIRECTORS, (ii) TO RATIFY THE SELECTION OF WEINSTEIN SPIRA & COMPANY, P.C. AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998; AND (iii) TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting.

                                  ANNUAL REPORT

      The Annual Report to Stockholders, covering the Company's fiscal year ended September 30, 1997, including audited financial statements, is enclosed herewith. The Annual Report to Stockholders does not form any part of the material for solicitation of proxies.

      The Company will provide, without charge, a copy of its Annual Report on Form 10-KSB upon written request to Ann K. Tanabe, Investor Relations Manager, at 610 N. Milby St., Houston, TX 77003. The Company will provide exhibits to its Annual Report on Form 10-KSB, upon payment of the reasonable expenses incurred by the Company in furnishing such exhibits.

                                     ITEM 1

                             TO ELECT FOUR DIRECTORS

      The Bylaws of the Company provide that the number of directors will be determined by the Board of Directors, but shall consist of not less than three or more than nine directors. The directors are elected annually by the stockholders of the Company at each annual meeting of the stockholders of the Company. Any director elected to fill a vacancy or newly created directorship resulting from an increase in the authorized number of directors shall hold office until his successor is elected and duly qualified. Any vacancy on the Board, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office until his successor is elected and duly qualified. The stockholders will elect four directors for the coming year, with four of the nominees presently serving as directors of the Company.

      Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed herein. Although the Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

      WILLIAM E. BRACKEN, vice president (age 60). Mr. Bracken has served as vice president of the Company since December 1992. Mr. Bracken served as operations manager of EnClean's Environmental Group from January 1989 to December 1992. Mr. Bracken served as a sales engineer with HydroKem from September 1985 to January 1989. Prior thereto, Mr. Bracken held a variety of positions in the petrochemical industry from June 1956 to September 1985.

      Mr. Bracken has been a director of the Company since December 1992.

      DAVID A. LAMONICA, director (age 52). Mr. LaMonica is currently serving as division president of Pall Rochem, and has held these positions since January 1998. Prior thereto, Mr. LaMonica served as president and chief executive officer of Rochem Separation Systems from January 1991 to December 1997. Mr. LaMonica served as president and chief executive officer of Bola Chemicals, Ltd. from December 1976 to December 1990 and was the West Coast Sales Manager for Rochem Limited from June 1974 to December 1976.

      Mr. LaMonica has been a director of the Company since December 1992.

      PHILIP LEFEVRE, director (age 48). Mr. LeFevre has served as president of Lefco Environmental Technology since January 1991. Prior thereto, Mr. LeFevre served as president of Lefco Corporation from 1979 to December 1990 and directed various businesses such as concrete pumping services, construction services and real estate development.

      Mr. LeFevre has been a director of the Company since March 1995.

      MR. ERICK J. NEUMAN, director (age 36). Since January 1996, Mr. Neuman has served as president and chief executive officer of the Company. Mr. Neuman served as director, Technology and Technical of Waste Management Italy, a subsidiary of WMX Technologies, Inc., from September 1992 to December 1995. Prior thereto, Mr. Neuman held various positions with Chemical Waste Management, Inc. from 1985 to 1992 and IIT Research Institute from 1979 to 1985. Mr. Neuman received a Bachelor of Science degree in Chemical Engineering from Illinois Institute of Technology in 1983.

      Mr. Neuman has been a director of the Company since March 1996.

BOARD OF DIRECTORS, COMMITTEES, AND MEETINGS

      The Board of Directors held seven meetings during fiscal 1997. During fiscal 1997, each director attended at least 75% of the total number of Board meetings. The Company does not maintain an audit, nomination, compensation or any other committee.

DIRECTORS' FEES

      Effective May 1994, the Company discontinued paying directors $500 compensation per meeting for services on the Board of Directors. All directors are reimbursed for their reasonable expenses incurred for each Board meeting attended.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company, the Company believes that the directors, executive officers, and greater than ten percent beneficial owners complied with all applicable filing requirements during the fiscal year ended September 30, 1997. Filing requirements were made timely.




      THE BOARD HAS RECOMMENDED A VOTE FOR THE ELECTION OF MESSERS. BRACKEN, LAMONICA, LEFEVRE AND NEUMAN. SUCH RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF THE MAJORITY OF THE HOLDERS OF OUTSTANDING SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE ANNUAL MEETING.

                                     ITEM 2

     RATIFY THE SELECTION OF WEINSTEIN SPIRA & COMPANY, P.C. AS INDEPENDENT
                   AUDITORS OF THE COMPANY FOR THE FISCAL YEAR
                            ENDING SEPTEMBER 30, 1998

      The Board of Directors have approved the engagement of Weinstein Spira & Company, P.C. as its independent auditors of the consolidated financial statements for the fiscal year ending September 30, 1998. The Board of Directors wishes to obtain from the stockholders a ratification of the Board's action in appointing Weinstein Spira & Company, P.C. as independent auditors of the Company for the fiscal year ending September 30, 1998. The engagement of Weinstein Spira & Company, P.C. for audit services has been approved by the Board of Directors.

      There have been no disagreements with the independent auditors on any matter of accounting principals or practices, financial statement disclosure, or auditing scope procedure. None of the independent auditor's reports contained an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      In the event the appointment of Weinstein Spira & Company, P.C. as independent auditors for fiscal 1998 is not ratified by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current fiscal year, it is contemplated that the appointment for fiscal 1998 will be permitted to stand unless the Board finds other good reason for making a change.

      Representatives of Weinstein Spira & Company, P.C. are expected to be present at the meeting, with the opportunity to make a statement if desired to do so. Such representatives are also expected to be available to respond to appropriate questions.

      THE BOARD HAS RECOMMENDED THE RATIFICATION OF WEINSTEIN SPIRA & COMPANY, P.C. AS INDEPENDENT AUDITORS. SUCH RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF THE MAJORITY OF THE HOLDERS OF OUTSTANDING SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE ANNUAL MEETING.

                                 STOCK OWNERSHIP

      The table below sets forth information to the best of the Company's knowledge with respect to the total number of shares of the Company's Common Stock beneficially owned by each person known to the Company to beneficially own more than 5% of its Common Stock, each named executive officer, director and the total number of shares of the Company's Common Stock beneficially owned by each director and officer, as a group, as reported by each such person, as of January 26, 1998.

NAME AND ADDRESS OF                              COMMON STOCK
BENEFICIAL OWNER (1)                             BENEFICIALLY OUTSTANDING
--------------------                             ------------------------
                                                 NUMBER       PERCENTAGE

Pall Corporation                                 8,589,714       45.0%
2200 Northern Boulevard
East Hills, New York  11548


David A. LaMonica (2)                            8,589,714       45.0%
3904 Del Amo Blvd., #801
Torrance, CA  90503

William E. Bracken                                 950,000        5.0%
610 N. Milby Street
Houston, TX  77003

Lefco Environmental Technology, Inc.             1,769,391(3)     9.3%
15001 Walden Rd, #203
Montgomery, TX  77356

Philip LeFevre(4)                                1,769,391        9.3%
15001 Walden Rd, #203
Montgomery, TX  77356

Erick J. Neuman (5)                                251,400        1.3%
610 N. Milby Street
Houston, TX  77003

James Ward                                       1,055,000        5.5%
PO Box 783
Spring, TX  77383-0783


All officers and directors
  as a group (4 persons)                        11,560,505       60.6%
------------------------------

(1) Unless otherwise noted, each person has sole voting and investment power over the shares listed opposite his name, subject to community property laws where applicable..

(2)   Mr. LaMonica is an affiliate of Pall Corporation.

(3) Includes 14,000 shares of Company Common Stock owned by Lefco Corporation, an affiliate of Lefco Environmental Technology, Inc. and 541,550 solely owned by Mr. LeFevre.

(4) Mr. LeFevre is an affiliate of Lefco Environmental Technology, Inc. and Lefco Corporation.

(5) Mr. Neuman owns 251,400 shares and warrants to purchase 750,000 shares of Common Stock, 500,000 of which are exercisable within 60 days of January 26, 1998.

                               EXECUTIVE OFFICERS

      The following table lists the present officers of the Company as of the date hereof and the capacities in which they serve.

      NAME OF INDIVIDUAL                        CAPACITY
      ------------------                        --------
      Erick Neuman                              President and Secretary
      William E. Bracken                        Vice President

      Biographical information with respect to Mr. Neuman and Mr. Bracken was previously described under Item 1. There is no family relationship between any present executive officers and directors.

                                  COMPENSATION

      The following table sets forth the compensation with respect to the chief executive officer. No other executive officer of the Company received total annual salary and bonus for the fiscal year ended September 30, 1997 in excess of $100,000.

                           Summary Compensation Table
                                                              LONG-TERM
                              ANNUAL COMPENSATION             COMPENSATION
                              -------------------             ------------
                                                      STOCK        WARRANTS
NAME AND PRINCIPAL            FISCAL                  OPTIONS      ISSUED
POSITION                      YEAR      SALARY        (SHARES)     SHARES
--------                      ----      ---------     --------     ------
Erick J. Neuman               1997      $115,000 (1)     -         437,500
  Chief Executive Officer
                              1996      $115,000 (1)     -            -

Kenneth A. Miller             1995      $ 90,000 (2)     -            -
  Chief Executive Officer


(1) Mr. Neuman received certain perquisites and other benefits in the above referenced fiscal year; however, the Company has concluded that the aggregate amount of such personal benefits and other compensation is less than 10% of the total of Mr. Neuman's annual salary. No bonus was paid to Mr. Neuman during the 1997 fiscal year.

(2) Mr. Miller received certain perquisites and other benefits in the above referenced fiscal year; however, the Company has concluded that the aggregate amount of such personal benefits and other compensation is less than 10% of the total of Mr. Miller's annual salary. No bonus was paid to Mr. Miller during the 1995 fiscal year.

The following table provides information on options and warrants granted in fiscal 1997 to the named executive officer:

                    INDIVIDUAL GRANTS OF OPTIONS AND WARRANTS
                    -----------------------------------------

                                         PERCENT OF
                                           TOTAL
                                          OPTIONS     EXERCISE OR
                                         GRANTED TO   BASE PRICE
                         OPTIONS        EMPLOYEES IN      PER      EXPIRATION
         NAME       GRANTED (#)(1)(2)   FISCAL YEAR    SHARE (2)      DATE
         ----       -----------------   -----------    ---------      ----
    Erick Neuman       250,000(1)            100       $0.001(2)   12/31/2000
                       187,500(1)            100       $0.001(2)   12/31/2000
---------------
     (1)     As outlined in Mr. Neuman's employment agreement.
     (2)     As outlined in Mr. Neuman's employment agreement.


      The following table provides information regarding option and warrant exercises in fiscal 1997 by the named executive officer and the value of such officers' unexercised warrant at September 30, 1997:

                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                    SHARES                 UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS/
                 ACQUIRED ON     VALUE    OPTIONS/WARRANTS AT FISCAL   WARRANTS AT FISCAL YEAR-
NAME           EXERCISE (#)(1)  REALIZED           YEAR-END                      END
----           ---------------  --------           --------                      ---

Erick Neuman     250,000        $25,000             187,500                    $18,750

EMPLOYMENT AGREEMENTS

      In December 1992, the Company entered into a three-year employment agreement with Mr. Bracken which automatically extended for additional one year term unless terminated six months prior to the end of such term. Mr. Bracken's current salary is $90,000. Mr. Bracken's employment agreement allowed for an automatic one year extension and currently expires on December 31, 1998. This agreement will automatically extend for an additional year if not terminated by June 30, 1998.

      In January 1996, Mr. Neuman entered into a five-year employment agreement with the Company which provides for an annual base salary of $115,000. In addition, Mr. Neuman was granted the following five year warrants: (i) one warrant to purchase a total of 250,000 shares at $0.001 per share provided that Mr. Neuman is employed with the Company on December 31, 1996, which Mr. Neuman exercised in January 1997; (ii) a warrant to purchase a total of 250,000 shares at $0.001 per share which warrant vests 25% per calendar quarter of 1997 provided that Mr. Neuman is employed by the Company on these dates; (iii) a warrant to purchase 250,000 shares at $0.10 per share which warrant vests based upon the Company attaining certain financial goals; and (iv) a warrant to purchase 250,000 shares at $0.25 per share which warrant vests based upon the Company attaining certain financial goals.

WARRANTS

      Mr. Neuman is the sole officer and director that beneficially owns warrants to purchase shares of Common Stock. Mr. Neuman owns warrants to purchase 750,000 shares as described in "Employment Agreements."

      The Company has not established, nor does it provide for, long-term incentive plans or defined benefit or actuarial plans. The Company does not grant any stock appreciation rights.

CERTAIN TRANSACTIONS

      On October 1, 1993, the Company entered into an expanded distributor agreement for the Disc Tube technology from RSS, an affiliate of Mr. LaMonica. This new agreement expanded the Company's exclusive right to utilize the Disc Tube system in petroleum waste water application from Texas and Louisiana to include all 48 contiguous states. Pursuant to this agreement, RSS was issued 1,000,000 shares of Series A Preferred Stock which, on December 31, 1993, were converted to 5,764,714 shares of Common Stock.

      The Company entered into an agreement in November 1993 with Lefco Environmental Technology ("Lefco"), an affiliate of Mr. Philip LeFevre. The transaction resulted in the Company paying $246,189 in cash, reduced certain receivables from Lefco, received certain assets, and issued 200,000 shares of the Company's Common Stock. Also, the Company issued 800,000 shares of Series B Preferred Stock to Lefco. As a result of this transaction, Mr. LeFevre was elected to the Company's Board of Directors, to serve as Lefco's representative, as long as the Series B Preferred Stock was outstanding. In March 1994, Lefco converted all of its Series B Preferred Stock, which resulted in the issuance of 1,159,841 shares of the Company's Common Stock. In addition, the Company agreed to pay, for a three year period, sales commissions ranging from 8% to 12% for projects identified by Lefco and referred to the Company. Additionally, in January 1996, Lefco agreed to convert its January 1995 $50,000 loan into 500,000 shares of Company Common Stock and provided a $50,000 credit facility to be utilized by the Company to meet working capital needs during the 1996 fiscal year.

      GH Securities, Ltd. was a placement agent that participated in offerings of Company securities that raised gross proceeds of approximately $3,500,000 from September 1993 to July 1995, and in connection therewith, was paid commissions and non accountable expense reimbursements aggregating 20% on the first $255,000 and an aggregate of 18% on the balance of the gross proceeds that it placed. During fiscal year 1994 the Company paid GH Venture Group, an affiliate of GH Securities, Ltd., $40,000 in consulting fees. In January 1996, the Company agreed with GH Venture Group to terminate its consultant service agreement and in connection therewith convert the outstanding payable into 500,000 shares of the Company Common Stock and the payment of $5,000.

      In January 1996, the Company entered into an agreement with Rochem AG, an affiliate of ARGENTAURUM SA, whereby Rochem AG converted the principal amount of its January 1995 $50,000 loan into 500,000 shares of Company Common Stock, purchased an additional 500,000 shares of Company Common Stock for $50,000, and agreed to provide the Company a $100,000 credit facility to meet working capital needs during the 1996 fiscal year. Furthermore, in January 1996, the Company agreed with RSS to convert approximately $100,000 of accounts payable due to RSS into 1,000,000 shares of Company Common Stock. In addition, the Company obtained rights to buy equipment and modules directly from Rochem AG at a preferred price and the right to become the exclusive agent for RSS for applications utilizing the leachate and desalination systems in the State of Arkansas.

      In January 1998, Pall Corporation purchased 8,589,714 shares of Company Common Stock from Argentaurum SA. This transaction was part of an asset purchase whereby Pall Corporation acquired certain assets of Argentaurum SA including the reverse osmosis and nanofiltration technologies and operations of the Rochem Group.

                                  OTHER MATTERS

      Management is not aware of any other matters to be presented for action at the meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter.

                              COST OF SOLICITATION

      The Company will bear the costs of the solicitation of proxies from its stockholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries of the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse the brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

                              STOCKHOLDER PROPOSALS

      Proposals by stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than October 20, 1998.

                                    BY ORDER OF THE BOARD OF DIRECTORS



Houston, Texas                      Erick J. Neuman
February 20, 1998                   President

PROXY

                           ROCHEM ENVIRONMENTAL, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 March 27, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ROCHEM ENVIRONMENTAL, INC. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

The undersigned stockholder of ROCHEM ENVIRONMENTAL, INC. (the "Company") hereby appoints __________, the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's corporate office located at 610 North Milby Street, Houston, Texas on Friday, March 27, 1998 at 10:00 a.m., Central Standard Time and any and all adjournments thereof, with all of the powers which the undersigned would possess if personally present, for the following purposes:

1.  To elect four directors.
                                                         FOR   WITHHOLD
                                                         ---   --------
        William E. Bracken                               [  ]    [  ]
        David A. LaMonica                                [  ]    [  ]
        Philip LeFevre                                   [  ]    [  ]
        Erick J. Neuman                                  [  ]    [  ]


                                                         FOR   AGAINST   ABSTAIN
                                                         ---   -------   -------
2.  To ratify the selection of Weinstein Spira &         [  ]   [  ]      [  ]
    Company, P.C. as independent auditors of the Company for the fiscal year ending September
    30, 1998.

3. The proxies are authorized to vote as they determine in their discretion upon such other matters as may properly come before the meeting.

THIS PROXY WILL BE VOTED FOR THE CHOICES SPECIFIED. IF NO CHOICE IS SPECIFIED FOR ITEMS 1 AND 2, THIS PROXY WILL BE VOTED FOR THESE ITEMS.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated February 20, 1998.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.



DATED:_______________________________

______________________________________________
                                   [Signature]
______________________________________________
                                   [Signature if jointly held]
______________________________________________
                                   [Printed Name]

                                   Please sign exactly as name appears on stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.